EXHIBIT 4.3

                                SOFTLINK, INC.

                            STOCK OPTION AGREEMENT

     This Softlink, Inc. Stock Option Agreement (the "Agreement"), by and between Softlink, Inc., a Nevada, corporation (the "Company"), and Allan Chi-Wai
                                                                   -------------
Chu ("Optionee"), is made effective as of this 10th day of November, 1999.
---

                                   RECITALS

     1. Pursuant to the Softlink, Inc. 1999 Stock Option Plan (the "Plan"), the Board of Directors of the Company (the "Board") has authorized the grant of an option to purchase common stock of the Company ("Common Stock") to Optionee, effective on the date indicated above, thereby allowing Optionee to acquire a proprietary interest in the Company in order that Optionee will have further incentive for continuing and increasing his or her efforts on behalf of, the Company or an Affiliate of the Company.

     2. The Company desires to issue a stock option to Optionee and Optionee desires to accept such stock option on the terms and conditions set forth below.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     1.   Option Grant. The Company hereby grants to the Optionee, as a
          ------------
separate incentive and not in lieu of any fees or other compensation for his or her services, an option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of Four hundred seventy-two thousand one
                                          -------------------------------------
hundred and sixty-nine ( 472,169 ) shares of authorized but unissued shares of
----------------------
Common Stock, at the Purchase Price set forth in paragraph 2 of this Agreement.

     2.   Purchase Price. The Purchase Price per share (the "Option Price")
          --------------
shall be $0.61, which is not less than eighty five percent (85%) of the fair market value per share of Common Stock on the date hereof. The Option Price shall be payable in the manner provided in paragraph 9 below.

     3.   Adjustment. The number and class of shares specified in paragraph 1
          ----------
above, and the Option Price, are subject to appropriate adjustment in the event of certain changes in the capital structure of the Company such as stock splits, recapitalizations and other events which alter the per share value of Common Stock or the rights of holders thereof. In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of the shares of the Company outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company,
(iii) any sale of more than fifty percent (50%) of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Company may do appropriate adjustments.

     4.   Option Exercise. Commencing on November 10, 1999, all the options are
          ---------------
vested to Optionee.

     5.   Termination of Option. The right to exercise this option will lapse in
          ---------------------
the second anniversaries of the effective date of this Agreement.
Notwithstanding any other provision of this Agreement, this option may not be exercised after, and will completely expire on, the close of business on the date second (2) years after the effective date of this Agreement, unless terminated sooner pursuant to paragraph 6 below.

     6    Transferability. This option will be exercisable during Optionee's
          ---------------
lifetime only by Optionee. Except as otherwise set forth in the Plan, this option will be non-transferable.

     7.   Method of Exercise. Subject to paragraph 10 below, this option may be
          ------------------
exercised by the person then entitled to do so as to any shares which may then be purchased by delivering to the Company an exercise notice in the form attached hereto as Exhibit A and:

          (a) full payment of the Option Price thereof (and the amount of any tax the Company is required by law to withhold by reason of such exercise) in the form of: cash or readily available funds.

The Company will issue a certificate representing the shares so purchased within a reasonable time after its receipt of such notice of exercise, payment of the Option Price with appropriate certificate legends.

     8.   Securities Laws. The issuance of shares of Common Stock upon the
          ---------------
exercise of the option will be subject to compliance by the Company and the person exercising the option with all applicable requirements of federal and state securities and other laws relating thereto. No person may exercise the option at any time when, in the opinion of counsel to the Company, such exercise is permitted under applicable federal or state securities laws. Nothing herein will be construed to require the Company to register or qualify any securities under applicable federal or state securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of this option.

     9.   No Rights as Shareholder. Neither Optionee nor any person claiming
          ------------------------
under or through Optionee will be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares issuable upon the exercise of the option, unless and until this option is properly and lawfully exercised.

     10.  Notices. Any notice to be given to the Company under the terms of this
          -------
Agreement will be addressed to the Company, in care of its Secretary, at its executive offices, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Optionee will be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Optionee at the address set forth beneath Optionee's signature in writing. Any such notice will be deemed to have been duly given where deposited in a United States post office in compliance with the foregoing.

     11.  Non-Transferable. Except as otherwise provided in the Plan or in this
          ----------------
Agreement, the option herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option will immediately become null and void.

     12.  Successor. Subject to the limitation on the transferability of the
          ---------
option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

     13.  California Law. This Agreement will be governed by and construed in
          --------------
accordance with the laws of the State of California.

     14.  Type of Option. The option granted in this Agreement:
          --------------

     [_] Is intended to be an Incentive Stock Option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     [X]  Is a non-qualified Option and is not intended to be an ISO.

     15.  Plan Provisions Incorporated by Reference. A copy of the Plan is
          -----------------------------------------
attached hereto as Exhibit "A" and incorporated herein by this reference. In the case of conflict between any provision in this Agreement and any provision in the Plan or a Shareholder Buy-Sell Agreement, if any, the terms of this Agreement shall prevail. In the case of conflict between any provision in the Plan and a provision in a Shareholders Buy-Sell Agreement, if any, the terms of the Plan shall prevail.

     16.  Term. Capitalized terms used herein, except as otherwise indicated,
          ----
shall have the same meaning as those terms have under the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below.


COMPANY:                      SOFTLINK,INC.

                              By:  /s/ WILLIAM YUAN
                                   ---------------------------

                              Its: Chief Executive Officer
                                   ---------------------------

OPTIONEE:
                                   /s/  ALLAN CHI-WAI CHU
                               -------------------------------
                              Allan Chi-Wai Chu

                              Address:

                              ________________________________

                              ________________________________